Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Kyocera Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2011

/S/ SHOICHI AOKI
Name:	Shoichi Aoki
Title:	Director, Managing Executive Officer and General Manager of
Corporate Financial & Business Administration Group
(Principal Financial Officer)